UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  December 31, 2014

Athena Silver Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0775276
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

_______________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 31, 2014 Athena Silver Corporation, a Delaware corporation (the “Company”) entered into a Third Allonge and Modification Agreement (“Modification”) with John D. Gibbs, Lender.  A copy of the Modification is filed herewith.

ITEM 9.01:     EXHIBITS

(c)	Exhibit

Item	Title

10.1	Third Allonge and Modification to Credit Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: March 31, 2015	By: _/s/ John C. Power John C. Power Chief Executive Officer/Director

2